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                                                                      Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-26008 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 33-54057 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 333-02315 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 333-28007 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 333-34621 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 333-34623 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 333-92193 of Sotheby's Holdings, Inc. on Form S-8, and Registration Statement No. 333-55995 of Sotheby's Holdings, Inc. on Form S-3, of our report dated March 12, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in method of accounting for goodwill to conform to Statement of Financial Accounting Standards No. 142 on January 1, 2002), appearing in Item 8, "Financial Statements and Supplementary Data," in this annual report on Form 10-K of Sotheby's Holdings, Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
New York, New York

March 12, 2004